UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 20, 2013

CNO Financial Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31792	75-3108137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
11825 North Pennsylvania Street
Carmel, Indiana  46032
(Address of Principal Executive Offices) (Zip Code)

(317) 817-6100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 20, 2013, CNO Financial Group, Inc. (the "Company") and its subsidiary guarantors entered into the First Amendment to its senior secured credit agreement. The changes made by the First Amendment include:

•	Re-pricing of the following:

◦	$225.0 million four-year term loan from LIBOR+3.25% with a 1.00% LIBOR floor to LIBOR+2.25% with a 0.75% LIBOR floor, for an overall decrease of 125 basis points;

◦	$406.2 million six-year term loan from LIBOR+3.75% with a 1.25% LIBOR floor to LIBOR+2.75% with a 1.00% LIBOR floor, for an overall decrease of 125 basis points; and

•	Modification for mandatory prepayments resulting from any Restricted Payments (as defined in the senior secured credit agreement), including share repurchases or shareholder dividends:

◦	100% prepayment for every $1 of Restricted Payments if Debt to Total Capitalization is greater than 25.0% (previously 22.5%);

◦
33.3% prepayment for every $1 of Restricted Payments if Debt to Total Capitalization is less than or equal to 25.0% and greater than 20.0% (previously less than or equal to 22.5% but greater than 17.5%);

◦	There will be no required prepayment if Debt to Total Capitalization is less than or equal to 20.0% (previously 17.5%).

•
There will be a 1.00% fee in connection with any repricing of the six-year term loan facility that reduces the interest rate prior to the date that is 6 months after the closing of the First Amendment.

The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the First Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01(d).	Financial Statements and Exhibits.

The following materials are furnished as exhibits to this Current Report on Form 8-K:

10.1	First Amendment to the Senior Secured Credit Agreement
99.1	Press release of CNO Financial Group, Inc. dated May 20, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNO Financial Group, Inc.

Date: May 20, 2013
	By:	/s/ John R. Kline
John R. Kline
Senior Vice President and Chief Accounting Officer

3